As filed with the Securities and Exchange Commission on December 10, 2003
                                                    Registration No. 333-66498
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

   Neuberger Berman Inc.              Delaware                  06-1523639
      (Exact Name of               (State or Other           (I.R.S. Employer
 Registrant as Specified    Jurisdiction of Incorporation     Identification
      in its Charter)              or Organization)               Number)

                                --------------

                               605 THIRD AVENUE
                              NEW YORK, NY 10158
                                (212) 476-9000

   (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
                                --------------

                            KEVIN HANDWERKER, ESQ.
                                GENERAL COUNSEL
                               605 THIRD AVENUE
                              NEW YORK, NY 10158
                                (212) 476-9000

           (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)
                                --------------

                       Copies of all correspondence to:

       Jeffrey A. Welikson, Esq.                Andrew Keller, Esq.
     Lehman Brothers Holdings Inc.         Simpson Thacher & Bartlett LLP
      399 Park Avenue, 11th Floor               425 Lexington Avenue
           New York, NY 10022              New York, New York 10017-3954
       Telephone: (212) 526-0858             Telephone: (212) 455-2000

                                --------------

     Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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


                         DEREGISTRATION OF SECURITIES

     A Registration Statement on Form S-3 (Registration No. 333-66498) was originally filed with the Securities and Exchange Commission (the "Commission") on August 2, 2001 by the Registrant pursuant to the terms of a Registration Rights Agreement filed as Exhibit 4.5 thereto. The Registration Statement registered the resale by selling securityholders of up to $175,000,000 aggregate principal amount at maturity of its Liquid Yield Option Notes Due 2021 (Zero Coupon-Senior) ("LYONs") and the shares of common stock issuable upon conversion of the LYONs. Pursuant to the terms of the Registration Rights Agreement, the offering of the securities registered under the Registration Statement has been terminated. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all unsold LYONs and related common stock previously registered for resale under the Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on December 10, 2003.

                                 NEUBERGER BERMAN INC.


                                 By: /S/ Matthew S. Stadler
                                     ------------------------------------
                                     Matthew S. Stadler
                                     Senior Vice President and Chief Financial
                                     Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on December 10, 2003 by the following persons in the capacities indicated.


             Signature                                   Title
             ---------                                   -----

                  *                       President and Chief Operating
-------------------------------------     Officer
           Robert Matza


         /S/  Matthew S. Stadler          Senior Vice President and
------------------------------------      Chief Financial Officer (Principal
         Matthew S. Stadler               Financial and Accounting Officer)


                  *                       Director
------------------------------------
          Jeffrey B. Lane




     Matthew S. Stadler, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrant's Registration Statement on August 2, 2001.


      /S/  Matthew S. Stadler             Attorney-in-fact
      -----------------------